                                  EXHIBIT 3.2

                     CORPORATION DES ENTREPRISES REPAP INC.

                       REPAP ENTERPRISES CORPORATION INC.

                        RESOLUTION OF THE SOLE DIRECTOR

RESOLVED:

      THAT the following By-Law No. 1986-1 relating to the transaction of the business and affairs of Repap Enterprises Corporation Inc. (the "Corporation") be and it is hereby enacted;

      THAT By-Law No. XXVI of the Corporation adopted on April 9, 1980 be and the same is hereby repealed and rescinded, with the exception of that provision of By-Law No. XXVI by which all previous by-laws of the Corporation, as at April 9, 1980, with the exception of by-laws Nos XXIII and XXIV, were repealed and rescinded.
                            ------------------------

                               BY-LAW NO. 1986-1

 A BY-LAW RELATING GENERALLY TO THE TRANSACTION OF THE BUSINESS AND AFFAIRS OF
                       REPAP ENTERPRISES CORPORATION INC.

                                    CONTENTS

SECTION ONE.....   INTERPRETATION
SECTION TWO.....   BUSINESS OF THE CORPORATION
SECTION THREE...   BORROWING AND SECURITIES
SECTION FOUR....   DIRECTORS
SECTION FIVE....   COMMITTEES
SECTION SIX.....   OFFICERS
SECTION SEVEN...   PROTECTION OF DIRECTORS, OFFICERS AND OTHERS
SECTION EIGHT...   SHARES
SECTION NINE....   DIVIDENDS AND RIGHTS
SECTION TEN.....   MEETINGS OF SHAREHOLDERS
SECTION
  ELEVEN........   DIVISIONS AND DEPARTMENTS
SECTION
  TWELVE........   NOTICES
SECTION
  THIRTEEN......   EFFECTIVE DATE

                                  SECTION ONE

                                 INTERPRETATION

1.01 DEFINITIONS In this By-Law of the Corporation, unless the context otherwise requires:

      "ACT" means the Canada Business Corporations Act, and any statute that may be substituted therefor, as from time to time amended;

                    appoint includes "elect" and vice versa;

      "ARTICLES" means the Articles of Continuance of the Corporation attached to the Certificate of Continuance of the Corporation dated April 9, 1980, as from time to time amended or restated;

      "BOARD" means the board of directors of the Corporation;

      "BY-LAWS" means this by-law and all other by-laws of the Corporation from time to time in force and effect;

      "CORPORATION" means Repap Enterprises Corporation Inc., a corporation continued under the provisions of the Canada Business by Certificate of Continuance dated April 9, 1980;

      "MEETING OF SHAREHOLDERS" includes an annual meeting of shareholders and a special meeting of shareholders;
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      "SPECIAL MEETING OF SHAREHOLDERS" includes a meeting of any class or classes of shareholders and a special meeting of all shareholders entitled to vote at an annual meeting of shareholders;

      "RECORDED ADDRESS" means in the case of a shareholder his address as recorded in the securities register of the Corporation; and in the case of joint shareholders the address appearing in the securities register in respect of such joint holding or the first address so appearing if there are more than one; and in the case of a director, officer, auditor or member of a committee of the board, his latest address as recorded in the records of the Corporation; and "signing officer" means, in relation to any instrument, any person authorized to sign the same on behalf of the Corporation by section 2.04 or by a resolution passed pursuant thereto.

1.02 EXPRESSIONS DEFINED IN THE ACT Save as aforesaid, words and expressions defined in the Act have the same meanings when used herein.

1.03 INTERPRETATION Words importing the singular number include the plural and vice versa; words importing gender include the masculine, feminine and neuter genders; and words importing persons include individuals, bodies corporate, partnerships, trusts and unincorporated organizations.

                                  SECTION TWO

                          BUSINESS OF THE CORPORATION

2.01 REGISTERED OFFICE Until changed in accordance with the provisions of the Act, the registered office of the Corporation shall be in the Montreal Urban Community, in the Province of Quebec, Canada; and at such location therein as the board may from time to time determine.

2.02 CORPORATE SEAL Until changed by the board, the corporate seal of the Corporation shall be in the form impressed hereon.

2.03 FINANCIAL YEAR The financial year of the Corporation shall end on such date in each year as shall be determined from time to time by resolution of the directors.

2.04 EXECUTION OF INSTRUMENTS Deeds, transfers, assignments, contracts, obligations, certificates and other instruments may be signed on behalf of the Corporation by two persons, (i) one of whom holds the office of Chairman of the Board, Managing Director, President, Vice-President or director (ii) and the other of whom holds one of the said offices or the office of Secretary, Treasurer, Assistant Secretary or Assistant Treasurer or any other office created by by-law or by resolution of the board. In addition, the board may from time to time direct the manner in which and the person or persons by whom any particular instrument or class of instruments may or shall be signed. Any signing officer may affix the corporate seal to any instrument requiring the same.

2.05 BANKING ARRANGEMENTS The banking business of the Corporation including, without limitation, the borrowing of money and the giving of security therefor, shall be transacted with such banks, trust companies or other bodies corporate or organizations as may from time to time be designated by or under the authority of the board. Such banking business or any part thereof shall be transacted under such agreements, instructions and delegations of powers as the board may from time to time prescribe or authorize.

2.06 VOTING RIGHTS IN OTHER BODIES CORPORATE The signing officers of the Corporation may execute and deliver proxies and arrange for the issuance of voting certificates or other evidence of the right to exercise the voting rights attaching to any securities held by the Corporation. Such instruments, certificates or other evidence shall be in favor of such person or persons as may be determined by the officers executing such proxies or arranging for the issuance of voting certificates or such other evidence of the right to exercise such voting rights. In addition, the board may from time to time direct the manner in which and the person or persons by whom any particular voting rights or class of voting rights may or shall be exercised.

                                 SECTION THREE

                            BORROWING AND SECURITIES

3.01 BORROWING POWER Without limiting the borrowing powers of the Corporation as set forth in the Act or as set forth in the Articles of the Corporation, the board may from time to time:

      (a)   borrow money upon the credit of the Corporation;

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

      (b) issue, reissue, sell or pledge bonds, debentures, notes or other evidences of indebtedness or guarantee of the Corporation, whether secured or unsecured; and

      (c) charge, mortgage, hypothecate, pledge or otherwise create a security interest in all or any currently owned or subsequently acquired real or personal, movable or immovable property of the Corporation, including book debts, rights, powers, franchises and undertaking, to secure any such bonds, debentures, notes or other evidences of indebtedness or guarantee or any other present or future indebtedness or liability of the Corporation.

Nothing in this section limits or restricts the borrowing of money by the Corporation on bills of exchange or promissory notes made, drawn, accepted or endorsed by or on behalf of the Corporation.

3.02 DELEGATION The board may from time to time delegate to such one or more of the directors and officers of the Corporation as may be designated by the board all or any of the powers conferred on the board by section 3.01 or by the Act to such extent and in such manner as the board shall determine at the time of each such delegation.

                                  SECTION FOUR

                                   DIRECTORS

4.01 NUMBER OF DIRECTORS AND QUORUM Until changed in accordance with the provisions of the Act, the board shall consist of a minimum of one (1) and of a maximum of fifteen (15) directors. Subject to section 4.08, the quorum for the transaction of business at any meeting of the board shall consist of the majority or such greater number of directors as the board may from time to time determine.

4.02   QUALIFICATION  No person shall be qualified for election as a director:
(i) if he is less than 18 years of age, (ii) if he is of unsound mind and has been so found by a court in Canada or elsewhere, (iii) if he is not an individual, or (iv) if he has the status of a bankrupt. A director need not be a shareholder of the Corporation. A majority of the directors shall be resident Canadians. At least two directors shall not be officers or employees of the Corporation or its affiliates.

4.03 ELECTION AND TERM The election of directors shall take place at each annual meeting of shareholders and all the directors then in office shall retire but, if qualified, shall be eligible for re-election. The number of directors to be elected at any such meeting shall, if a minimum and maximum number of directors is authorized, be the number of directors then in office unless the directors or the shareholders otherwise determine or shall, if a fixed number of directors is authorized, be such fixed number. The election shall be by resolution. If an election of directors is not held at the proper time, the incumbent directors shall continue in office until their successors are elected.

4.04 REMOVAL OF DIRECTORS Subject to the provisions of the Act, the shareholders may, by resolution passed at a meeting specially called for such purpose, remove any director from office and the vacancy created by such removal may be filled at the same meeting failing which it may be filled by the directors.

4.05   VACATION OF OFFICE  A director ceases to hold office: (i) when he dies,
(ii) when he is removed from office by the shareholders, (iii) when he ceases to be qualified for election as a director, or (iv) when his written resignation is sent or delivered to the Corporation, or, if a time is specified in such resignation, at the time so specified, whichever is later.

4.06   VACANCIES  Subject to the provisions of the Act,    --   quorum of the
board may fill a vacancy in the board, except    --   vacancy resulting from an
increase in the minimum number of directors to be elected or from a failure of the shareholders to elect the minimum number of directors. In the absence of a quorum of the board, or if the vacancy has arisen from a failure of the shareholders to elect the minimum number of directors to be elected, the directors then in office shall forthwith call a special meeting of shareholders to fill the vacancy. If such directors fail to call such meeting or if there are no such directors then in office, any shareholder may call the meeting.

4.07 ACTION BY THE BOARD The board shall manage the business and affairs of the Corporation. Subject to sections 4.08 and 4.09, the powers of the board may be exercised by resolution passed at a meeting at which a quorum is present or by resolution in writing signed by all the directors entitled to vote on that resolution at a meeting of the board. Where there is a vacancy in the board, the remaining directors may exercise all the powers of the board so long as a quorum remains in office.

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

4.08 CANADIAN MAJORITY The board shall not transact business at a meeting, other than filling a vacancy in the board, unless a majority of the directors present are resident Canadians, except where:

      (a) a resident Canadian director who is unable to be present approves in writing or by telephone or other communications facilities the business transacted at the meeting; and

      (b) a majority of resident Canadians would have been present had that director been present at the meeting.

4.09 MEETING BY TELEPHONE If all the directors of the Corporation consent, one or more directors may participate in a meeting of the board or of a committee of the board by means of such telephone or other communications facilities as permit all persons participating in the meeting to hear each other, and any director or directors participating in such a meeting by such means is deemed to be present at the meeting. Any such consent shall be effective whether given before or after the meeting to which it relates and may be given with respect to all meetings of the board and of committees of the board.

4.10 PLACE OF MEETINGS Meetings of the board may be held at any place in or outside Canada.

4.11 CALLING OF MEETINGS Meetings of the board shall be held from time to time at such time and at such place as the board, the chairman of the board, the managing director, the president or any two directors may determine.

4.12 NOTICE OF MEETING Notice of the time and place of each meeting of the board shall be given in the manner provided in section 12.01 to each director not less than 48 hours before the time when the meeting is to be held. A notice of a meeting of directors need not specify the purpose of or the business to be transacted at the meeting, except where the Act requires such purpose or business to be specified, including, if required by the Act, any proposal to:

      (a) submit to the shareholders any question or matter requiring approval of the shareholders;

      (b)   fill a vacancy among the directors or in the office of auditor;

      (c)   issue securities;

      (d)   declare dividends;

      (e) purchase, redeem or otherwise acquire shares issued by the Corporation;

      (f)    pay a commission for the sale of shares;

      (g)   approve a management proxy circular;

      (h)   approve a take-over bid circular or directors' circular;

      (i)    approve any annual financial statements; or

      (j)    adopt, amend or repeal by-laws.

     A director may in any manner waive notice of or otherwise consent to a meeting of the board.

4.13 FIRST MEETING OF NEW BOARD Provided a quorum of directors is present, each newly elected board may without notice hold its first meeting immediately following the meeting of shareholders at which such board is elected.

4.14 ADJOURNED MEETING Notice of an adjourned meeting of the board is not required if the time and place of the adjourned meeting is announced at the original meeting.

4.15 REGULAR MEETINGS The board may appoint a day or days in any month or months for regular meetings of the board at a place and hour to be named. A copy of any resolution of the board fixing the place and time of such regular meetings shall be sent to each director forthwith after being passed, but no other notice shall be required for any such regular meeting except where the Act requires the purpose thereof or the business to be transacted thereat to be specified.

4.16 CHAIRMAN The chairman of any meeting of the board shall be the first mentioned of such of the following officers as have been appointed and who is a director and is present at the meeting: (i) Chairman of the Board, (ii) the Managing Director, (iii) the President or (iv) a Vice-President. If no such officer is present, the directors present shall choose one of their number to be chairman of such meeting.

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

4.17 VOTES TO GOVERN At all meetings of the board every question shall be decided by a majority of the votes cast on the question. In case of an equality of votes the chairman of the meeting shall be entitled to a second or casting vote.

4.18 CONFLICT OF INTEREST A director or officer who is a party to, or who is a director or officer of, or otherwise has a material interest in any person who is a party to, a material contract or proposed material contract with the Corporation shall disclose the nature and extent of his interest at the time and in the manner provided by the Act. Any such contract or proposed contract shall be referred to the board for approval even if such contract is one that in the ordinary course of the Corporation's business would not require approval by the board, and a director interested in a contract so referred to the board shall not vote on any resolution to approve the same except as provided by the Act.

4.19 REMUNERATION AND EXPENSES The directors shall be paid such remuneration for their services as the board may from time to time determine. The directors shall also be entitled to be reimbursed for traveling and other expenses properly incurred by them in attending meetings of the board or any committee thereof. Nothing herein contained shall preclude any director from serving the Corporation in any other capacity and receiving remuneration therefor.

                                  SECTION FIVE

                                   COMMITTEES

5.01 COMMITTEE OF DIRECTORS Without restriction to Section 5.03, the board may appoint a committee of directors, however designated, and delegate to such committee any of the powers of the board except those which pertain to items which, under the Act, a committee of directors has no authority to exercise. A majority of the members of such committee shall be resident Canadians.

5.02 TRANSACTION OF BUSINESS Subject to the provisions of section 4.09, the powers of a committee of directors may be exercised by a meeting at which a quorum is present or by resolution in writing signed by all members of such committee who would have been entitled to vote on that resolution at a meeting of the committee. Meetings of such committee may be held at any place in or outside of Canada.

5.03 AUDIT COMMITTEE The board shall elect annually from among its number an audit committee to be composed of not fewer than 3 directors of whom a majority shall not be officers or employees of the Corporation or its affiliates. The audit committee shall have the powers and duties provided in the Act.

5.04 PROCEDURE Unless otherwise determined by the board, each committee shall have power to fix its quorum at not less than a majority of its members, to elect its chairman and otherwise to regulate its procedure.

                                  SECTION SIX

                                    OFFICERS

6.01 APPOINTMENT The board may, from time to time appoint a Chief Executive Officer, a Chief Operating Officer, a President, one or more Vice-Presidents (to which title may be added words indicating seniority or function), a Secretary, a Treasurer, a Controller and such other officers as the board may determine, including one or more assistants to any of the officers so appointed. The board may specify the duties of and, in accordance with this by-law and subject to the provisions of the Act, delegate to such officer's powers to manage the business and affairs of the Corporation. Subject to sections 6.02 and 6.04, an officer may, but need not be, a director and one person may hold more than one office.

6.02 CHAIRMAN OF THE BOARD The board may from time to time also appoint a Chairman of the Board who shall be a director. If appointed, the board may assign to him any of the powers and duties that are by any provisions of this by-law assigned to the managing director or to the president, and he shall, subject to the provisions of the Act, have such other powers and duties as the board may specify. During the absence or disability of the Chairman of the Board, his duties shall be performed and his powers exercised by the managing director, if any, or by the president.

6.03 CHIEF EXECUTIVE OFFICER The Board may from time to time appoint a Chief Executive Officer who shall be, subject to Section 6.04 below, the Chairman of the Board or the President.

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

6.04 MANAGING DIRECTOR The board may from time to time also appoint a Managing Director who shall be a resident Canadian and a director. If appointed, he shall be the Chief.

     Executive Officer and, subject to the authority of the board, shall have general supervision of the business and affairs of the Corporation. Subject to the provisions of the Act, the Managing Director shall have such other powers and duties as the board may specify. During the absence or disability of the President, or if no President has been appointed, the managing director shall also have the powers and duties of that office.

6.05 PRESIDENT If appointed, the President shall be the Chief Operating officer and, subject to the authority of the board, have general supervision of the business of the Corporation. The President shall have such other powers and duties as the board may specify. During the absence or disability of the Managing Director, if a Managing Director has been appointed, the president shall also have the powers and duties of that office.

6.06 VICE-PRESIDENT Vice-President shall have such powers and duties as the board or the Chief Executive Officer may specify.

6.07 SECRETARY The Secretary shall attend and be the secretary of all meetings of the board, shareholders and committees of the board and shall enter or cause to be entered in records kept for that purpose minutes of all proceedings thereat. The Secretary shall give or cause to be given, as and when instructed, all notices to shareholders, directors, officers, auditors and members of committees of the board. The Secretary shall be the custodian of the stamp or mechanical device generally used for affixing the corporate seal of the Corporation and of all books, papers, records, documents and instruments belonging to the Corporation, except when some other officer or agent has been appointed for that purpose. The Secretary shall have such other powers and duties as the board or the Chief Executive officer may specify.

6.08 TREASURER The Treasurer shall keep proper accounting records in compliance with the provisions of the Act and shall be responsible for the deposit of money, the safekeeping of securities and the disbursement of the funds of the Corporation. The Treasurer shall render to the board whenever required an account of all his transactions as treasurer and of the financial position of the Corporation. The Treasurer shall have such other powers and duties as the board or the Chief Executive Officer may specify.

6.09 POWERS AND DUTIES OF OTHER OFFICERS The powers and duties of all other officers shall be such as the terms of their engagement call for or as the board or the Chief Executive Officer may specify. Any of the powers and duties of an officer to whom an assistant has been appointed may be exercised and performed by such assistant, unless the board or the Chief Executive Officer otherwise directs.

6.10 VARIATION OF POWERS AND DUTIES The board may from time to time and subject to the provisions of the Act, vary, add to or limit the powers and duties of any officer.

6.11 TERM OF OFFICE The board, in its discretion, may remove any officer of the Corporation, without prejudice to such officer's rights under any employment contract. Otherwise each officer appointed by the board shall hold office until his successor is appointed, or until his earlier resignation.

6.12 TERMS OF EMPLOYMENT AND REMUNERATION The terms of employment and the remuneration of an officer appointed by the board shall be settled by the board from time to time.

6.13 CONFLICT OF INTEREST An officer shall disclose his interest in any material contract or proposed material contract with the Corporation in accordance with section 4.18.

6.14 AGENTS AND ATTORNEYS The board shall have power from time to time to appoint agents or attorneys for the Corporation in or outside Canada with such powers of management or otherwise (including the power to sub-delegate) as may be thought fit.

6.15 FIDELITY BONDS The board may require such officers, employees and agents of the Corporation as the board deems advisable to furnish bonds for the faithful discharge of their powers and duties, in such form and with such surety as the board may from time to time determine.

                                 SECTION SEVEN

                  PROTECTION OF DIRECTORS, OFFICERS AND OTHERS

7.01 LIMITATION OF LIABILITY Every director and officer of the Corporation in exercising his powers and discharging his duties shall act honestly and in good faith with a view to the best interests of the Corporation and

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

exercise the care, diligence and skill that a reasonably prudent person would exercise in comparable circumstances. Subject to the foregoing, no director or officer shall be liable for the acts, receipts, neglects or defaults of any other director or officer or employee, or for joining in any receipt or other act for conformity, or for any loss, damage or expense happening to the Corporation through the insufficiency or deficiency of title to any property acquired for or on behalf of the Corporation, or for the insufficiency or deficiency of any security in or upon which any of the monies of the Corporation shall be invested, or for any loss or damage arising from the bankruptcy, insolvency or tortuous acts of any person with whom any of the monies, securities or effects of the Corporation shall be deposited, or for any loss occasioned by any error of judgment or oversight on his part, or for any other loss, damage or misfortune whatever which shall happen in the execution of the duties of his office or in relation thereto; provided that nothing herein shall relieve any director or officer from the duty to act in accordance with the provisions of the Act and the regulations thereunder or from liability for any breach thereof.

7.02 INDEMNITY Subject to the limitations contained in the Act, the Corporation shall indemnify a director or officer, a former director or officer, or a person who acts or acted at the Corporation's request as a director or officer of a body corporate of which the Corporation is or was a shareholder or creditor, and his heirs and legal representatives, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by him in respect of any civil, criminal or administrative action or proceeding to which he is made a party by reason of being or having been a director or officer of the Corporation or such body corporate, if

      (a) he acted honestly and in good faith with a view to the best interests of the Corporation; and

      (b) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, he had reasonable grounds for believing that his conduct was lawful.

     The Corporation shall also indemnify such person in such other circumstances as the Act permits or requires.

7.03 INSURANCE The Corporation may purchase and maintain insurance for the benefit of any person referred to in section 7.02 against such liabilities and in such amounts as the board may from time to time determine and are permitted by the Act.

                                 SECTION EIGHT

                                     SHARES

8.01 ALLOTMENT The board may from time to time allot or grant options to purchase the whole or any part of the authorized and unissued shares of the capital stock of the Corporation at such times and to such persons and for such consideration as the board shall determine, provided that no share shall be issued until it is fully paid as provided by the provisions of the Act.

8.02 COMMISSIONS The board may from time to time authorize the Corporation to pay a reasonable commission to any person in consideration of his purchasing or agreeing to purchase shares of the capital stock of the Corporation, whether from the Corporation or from any other person, or procuring or agreeing to procure purchasers for any such shares.

8.03 REGISTRATION OF TRANSFERS Subject to the provisions of the Act, no transfer of shares shall be registered in a securities register except upon presentation of the certificate representing such shares with an endorsement, which complies with the provisions of the Act, made thereon or delivered therewith, duly executed by an appropriate person as provided by the provisions of the Act, together with such reasonable assurance that the endorsement is genuine and effective as the board may from time to time prescribe, upon payment of all applicable taxes and any fees prescribed by the board, upon compliance with such restrictions on transfer, if any, as are authorized by the Articles and upon satisfaction of any lien referred to in section 8.05.

8.04 TRANSFER AGENTS AND REGISTRARS The board may from time to time appoint one or more agents to maintain, in respect of each class of securities of the capital stock of the Corporation issued by it in registered form, a central securities register and one or more branch securities registers. Such a person may be designated as transfer agent or registrar according to his functions and one person may be designated both registrar and transfer agent. The board may at any time terminate such appointment.

8.05 LIEN FOR INDEBTEDNESS If the Articles provide that the Corporation shall have a lien on shares registered in the name of a shareholder indebted to the Corporation, such lien may be enforced, subject to any other provision of

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

the Articles and to any unanimous shareholder agreement, if any, by the sale of the shares thereby affected or by any other action, suit, remedy or proceeding authorized or permitted by law or by equity and, pending such enforcement, the Corporation may refuse to register a transfer of the whole or any party of such shares.

8.06 NON-RECOGNITION OF TRUSTS Subject to the provisions of the Act, the Corporation may treat as absolute owner of any share of its capital stock the person in whose name the share is registered in its securities register as if that person had full legal capacity and authority to exercise all rights of ownership, irrespective of any indication to the contrary through knowledge or notice or description in the Corporation's records or on the share certificate.

8.07 SHARE CERTIFICATES Every holder of one or more shares of the capital stock of the Corporation shall be entitled, as his option, to a share certificate, or to a non-transferable written acknowledgment of his right to obtain a share certificate, stating the number and class or series of shares held by him as shown on the securities register of the Corporation. Share certificates and acknowledgments of a shareholder's right to a share certificate, respectively, shall be in such form as the board shall from time to time approve. Any share certificate shall be signed in accordance with section
2.04 and need not be under the corporate seal; provided that, unless the board otherwise determines, certificates representing shares in respect of which a transfer agent and/or registrar has been appointed shall not be valid unless countersigned by or on behalf of such transfer agent and/or registrar. The signature of one of the signing officers or, in the case of share certificates which are not valid unless countersigned by or on behalf of a transfer agent and/or registrar, the signatures of both signing officers may be printed or mechanically reproduced in facsimile upon share certificates and every such facsimile signature shall for all purposes be deemed to be the signature of the officer whose signature it reproduces and shall be binding upon the Corporation. A share certificate executed as aforesaid shall be valid notwithstanding that one or both of the officers whose facsimile signature appears thereon no longer holds off ice at the date of issue of the certificate.

8.08 REPLACEMENT OF SHARE CERTIFICATES The board or any officer or agent designated by the board may in its or his discretion direct the issue of a new share certificate in lieu of and upon cancellation of a share certificate that has been mutilated or in substitution for a share certificate claimed to have been lost, destroyed or wrongfully taken on payment of such reasonable fee, and on such terms as to indemnity, reimbursement of expenses or evidence of loss and of title as the board may from time to time prescribe, whether generally or in any particular case.

8.09 JOINT SHAREHOLDERS If two or more persons are registered as joint holders of any share of the capital stock of the Corporation, the Corporation shall not be bound to issue more than one certificate in respect thereof, and delivery of such certificate to one of such persons shall be sufficient delivery to all of them. Any one of such persons may give effectual receipts for the certificate issued in respect thereof or for any dividend, bonus, return of capital or other money payable or warrant issuable in respect of such share.

8.10 DECEASED SHAREHOLDERS In the event of the death of a holder or of one of the joint holders of any share, the Corporation shall not be required to make any entry in its securities register in respect thereof or to make payment of any dividends thereon except upon production of all such documents as may be required by law and upon compliance with the reasonable requirements of the Corporation and its transfer agents.

                                  SECTION NINE

                              DIVIDENDS AND RIGHTS

9.01 DIVIDENDS Subject to the provisions of the Act, the board may from time to time declare dividends payable to the shareholders according to their respective rights and interest in the Corporation. Dividends may be paid in money or property or by issuing fully paid shares of any class or series of the capital stock of the Corporation.

9.02 DIVIDEND CHEQUES A dividend payable in cash may be paid by cheque drawn on the Corporation's bankers or one of them to the order of each registered holder of shares of the class or series in respect of which it has been declared and mailed by prepaid ordinary mail to such registered holder at his recorded address, unless such holder otherwise directs. In the case of joint holders the cheque shall, unless such joint holders otherwise direct, be made payable to the order of all of such joint holders and mailed to them at their recorded address or, if more than one address, at the first of such address appearing in the books of the Corporation. The mailing of such cheque as aforesaid, unless the same is not paid on due presentation, shall satisfy and discharge the liability for the dividend to the extent of the sum represented thereby plus the amount of any tax which the Corporation is required to and does withhold.

9.03 NON-RECEIPT OF CHEQUES In the event of non-receipt of any dividend cheque by the person to whom it is sent as aforesaid, the Corporation shall issue to such person a replacement cheque for a like amount on such terms as to indemnity, reimbursement of expenses and evidence of non-receipt and of title as the board may from time to time prescribe, whether generally or in any particular case.

9.04 RECORD DATE FOR DIVIDENDS AND RIGHTS The board may fix in advance a date, preceding by not more than 50 days the date for the payment of any dividend or the date for the issue of any warrant or other evidence of the right to subscribe for securities of the Corporation, as a record date for the determination of the persons entitled to receive payment of such dividend or to exercise the right to subscribe for such securities, and notice of any such record date shall be given not less than seven days before such record date in the manner provided by the Act. If no record date is so fixed, the record date for the determination of the persons entitled to receive payment of any dividend or to exercise the right to subscribe for securities of the Corporation shall be at the close of business on the day on which the resolution relating to such dividend or right to subscribe is passed by the board.

9.05 UNCLAIMED DIVIDENDS Subject to any applicable provision of law of public order, any dividend unclaimed after a period of five years from the date on which the same has been declared to be payable shall be forfeited and shall revert to the Corporation.

                                  SECTION TEN

                            MEETINGS OF SHAREHOLDERS

10.01 ANNUAL MEETINGS The annual meeting of shareholders shall be held at such time in each year and, subject to section 10.03, at such place as the board, the Chairman of the Board, the Managing Director or the President may from time to time determine, for the purpose of considering the financial statements and reports required by the Act to be placed before the annual meeting, electing directors, appointing an auditor and for the transaction of such other business as may properly be brought before the meeting.

10.02 SPECIAL MEETINGS The board, the Chairman of the Board, the Managing Director or the President shall have power to call a special meeting of shareholders at any time.

10.03 PLACE OF MEETINGS Meetings of shareholders shall be held at the registered office of the Corporation or elsewhere in the municipality or urban community in which the registered office is situate or, if the board shall so determine, at some other place in Canada or, if all the shareholders entitled to vote at the meeting so agree, at some place outside Canada.

10.04 NOTICE OF MEETINGS Notice of the time and place of each meeting of shareholders shall be given in the manner provided in section 12.01 not less than 21 days and nor more than 50 days before the date of the meeting, to each director, to the auditor and to each shareholder of the Corporation whose name appears on the list of shareholders entitled to receive notice as provided in section 10.05. Notice of a meeting of shareholders called for any purpose other than consideration of the financial statements and auditor's report, election of directors and reappointment of the incumbent auditor shall state the nature of such business in sufficient detail to permit the shareholder to form a reasoned judgment thereon and shall state the text of any special resolution to be submitted to the meeting. A shareholder and any other person entitled to attend a meeting of shareholders may in any manner waive notice of or otherwise consent to a meeting of shareholders.

10.5 LIST OF SHAREHOLDERS ENTITLED TO NOTICE For every meeting of shareholders, the Corporation shall prepare a list of shareholders entitled to receive notice of the meeting, arranged in alphabetical order and showing the number of shares held by each shareholder entitled to vote at the meeting. If a record date for the meeting is fixed pursuant to section 10.06, the shareholders listed shall be those registered at the close of business on such record date. If no record date is fixed, the shareholders listed shall be those registered at the close of business on the day immediately preceding the day on which notice of the meeting is given or, where no such notice is given, the day on which the meeting is held. The list shall be available for examination by any shareholder during usual business hours at the registered office of the Corporation or at the place where its central securities register is maintained and at the meeting for which the list was prepared. Where a separate list of shareholders has not been prepared, the names of persons appearing in the securities register at the requisite time as the holder of one or more shares carrying the right to vote at such meeting shall be deemed to be a list of shareholders.

10.06 RECORD DATE FOR NOTICE The board may fix in advance a date, preceding the date of any meeting of shareholders by not more than 50 days and not less than 21 days, as a record date for the determination of the shareholders entitled to receive notice of the meeting, and notice of any such record date shall be given not less than seven days before such record date, by newspaper advertisement in the manner provided in the Act. If no record date is so fixed, the record date for the determination of the shareholders entitled to receive notice of the meeting shall be at the close of business on the day immediately preceding the day on which the notice is given or, if no notice is given, the day on which the meeting is held.

10.07 MEETINGS WITHOUT NOTICE A meeting of shareholders may be held without notice at any time and place permitted by the Act (i) if all the shareholders entitled to vote there at are present in person or represented by proxy or if those not present or represented by proxy waive notice of or otherwise consent to such meeting being held, and (ii) if the auditors and the directors are present or waive notice of or otherwise consent to such meeting be held; so long, in each case, as such shareholders, auditors or directors present are not attending for the express purpose of objecting to the transaction of any business on the grounds that the meeting is not lawfully called. At such a meeting any business may be transacted which the Corporation at a meeting of shareholders may transact. If the meeting is held at a place outside Canada, shareholders not present or represented by proxy, but who have waived notice of or otherwise consented to such meeting, shall also be deemed to have consented to the meeting being held at such place.

10.08 CHAIRMAN, SECRETARY AND SCRUTINEERS The chairman of any meeting of shareholders shall be the first mentioned of such of the following officers as have been appointed and who is present at the meeting: (i) the Chairman of the Board, (ii) the President, (iii) the Managing Director or (iv) a Vice-President who is a shareholder. If no such officer is present within 15 minutes from the time fixed for holding the meeting, the persons present and entitled to vote shall choose one of their number to be chairman. If the Secretary of the Corporation is absent, the chairman of the meeting shall appoint some person, who need not be a shareholder, to act as secretary of the meeting. If desired, one or more scrutineers, who need not be shareholders, may be appointed by a resolution or by the chairman of the meeting with the consent of the meeting.

10.09 PERSONS ENTITLED TO BE PRESENT The only persons entitled to be present at a meeting of shareholders shall be those entitled to vote thereat, the directors and auditor of the Corporation and others who, although not entitled to vote, are entitled or required under any provision of the Act or the Articles or by-laws to be present at the meeting. Any other person may be admitted only on the invitation of the chairman of the meeting or with the consent of the meeting.

10.10 QUORUM A quorum for the transaction of business at any meeting of shareholders shall be 2 persons present in person, each being a shareholder entitled to vote thereat or a duly appointed proxyholder for an absent shareholder so entitled, and together holding or representing by proxy more than 25% of the issued and outstanding voting shares of the Corporation entitled to vote at the meeting. If a quorum is present at the opening of any meeting of shareholders, the shareholders present or represented by proxy may proceed with the business of the meeting notwithstanding that a quorum is not present throughout the meeting. If a quorum is not present within 30 minutes of the scheduled time opening of any meeting of shareholders, the shareholders present or represented by proxy may adjourn the meeting to a fixed time, but may not transact any other business; at such time and place, the shareholders present in person or represented by proxy at such adjourned meeting.

10.11 RIGHT TO VOTE Subject to the provisions of the Act as to authorized representatives of any other body corporate or association, at any meeting of shareholders for which the Corporation has prepared the list referred to in section 10.05, every person who is named in such list shall be entitled to vote the shares shown opposite his name except to the extent that, where the Corporation has fixed a record date in respect of such meeting pursuant to section 10.06, such person has transferred any of his shares after such record date and the transferee, having produced properly endorsed certificates evidencing such shares or having otherwise established that he owns such shares, has demanded not later than two days before the meeting that his name be included in such list. In any such case the transferee shall be entitled to vote the transferred shares at the meeting. At any meeting of shareholders for which the Corporation has not prepared the list referred to in section 10.05, every person shall be entitled to vote at the meeting who at the time is entered in the securities register as the holder of one or more shares carrying the right to vote at such meeting.

10.12 PROXIES Every shareholder entitled to vote at a meeting of shareholders may appoint a proxyholder, or one or more alternate proxyholders, who need not be shareholders, to attend and act at the meeting in the manner and to the extent authorized and with the authority conferred by the proxy. A proxy shall be in writing executed by the shareholder or his attorney and shall conform with the requirements of the Act.

10.13 TIME FOR DEPOSIT OF PROXIES The board may specify in the notice calling a meeting of shareholders a time, preceding the time of such meeting by not more than 48 hours exclusive of Saturdays and holidays, before which time proxies to be used at such meeting must be deposited. A proxy shall be acted upon only if, prior to the time so specified, it shall have been deposited with the Corporation or an agent thereof specified in such notice or, if no such time is specified in such notice, unless it has been received by the Secretary of the Corporation or by the chairman of the meeting or any adjournment thereof prior to the time of voting.

10.14 JOINT SHAREHOLDERS If two or more persons hold shares jointly, any one of them present in person or represented by proxy at a meeting of shareholders may, in the absence of the other or others, vote the shares; but if two or more of those persons are present in person or represented by proxy and vote, they shall vote as one the shares jointly held by them.

10.15 VOTES TO GOVERN At any meeting of shareholders every question shall, unless otherwise required by the Articles or by-laws or by law, be determined by a majority of the votes cast on the question. In case of an equality of votes either upon a show of hands or upon a poll, the chairman of the meeting shall be entitled to a second or casting vote.

10.16 SHOW OF HANDS Subject to the provisions of the Act, any question at a meeting of shareholders shall be decided by a show of hands unless a ballot thereon is required or demanded as hereinafter provided. Upon a show of hands every person who is present and entitled to vote shall have one vote. Whenever a vote by show of hands shall have been taken upon a question, unless a ballot thereon is so required or demanded, a declaration by the chairman of the meeting that the vote upon the question has been carried or carried by a particular majority or not carried and an entry to that effect in the minutes of the meeting shall be prima facie evidence of the fact without proof of the number or proportion of the votes recorded in favor of or against any resolution or other proceeding in respect of the said question, and the result of the vote so taken shall be the decision of the shareholders upon the said question.

10.17 BALLOTS On any question proposed for consideration at a meeting of shareholders, and whether or not a show of hands has been taken thereon, any shareholder or proxyholder entitled to vote at the meeting may require or demand a ballot. A ballot so required or demanded shall be taken in such manner as the chairman shall direct. A requirement or demand for a ballot may be withdrawn at any time prior to the taking of the ballot. If a ballot is taken, each person present shall be entitled, in respect of the shares which he is entitled to vote at the meeting upon the question, to that number of votes provided by the Act or the Articles, and the result of the ballot so taken shall be the decision of the shareholders upon the said question.

10.18 ADJOURNMENT If a meeting of shareholders is adjourned for less than 30 days, it shall not be necessary to give notice of the adjourned meeting, other than by announcement at the earliest meeting that is adjourned. If a meeting of shareholders is adjourned by one or more adjournment for an aggregate of 30 days or more, notice of the adjourned meeting shall be given as for an original meeting.

10.19 RESOLUTION IN WRITING A resolution in writing signed by all the shareholders entitled to vote on that resolution at a meeting of shareholders is as valid as if it had been passed at a meeting of the shareholders unless a written statement with respect to the subject matter of the resolution is submitted by a director or the auditor in accordance with the provisions of the Act.

                                 SECTION ELEVEN

                           DIVISIONS AND DEPARTMENTS

11.01 CREATION AND CONSOLIDATION OF DIVISIONS The board may cause the business and operations of the Corporation or any part thereof to be divided or to be segregated into one or more divisions upon such basis, including without limitation, character or type of operation, geographical territory, or service rendered, as the board may consider appropriate in each case. The board may also cause the business and operations of any such division to be further divided into sub-units and the business and operations of any such divisions or sub-units to be consolidated upon such basis as the board may consider appropriate in each case.

11.02 NAME OF DIVISION Any division or its sub-units may be designated by such name as the board may from time to time determine and may transact business under such name, provided that the Corporation shall set out its name in legible character in all contracts, invoices, negotiable instruments and orders for goods or services issued or made by or on behalf of the Corporation.

11.03 OFFICERS OF DIVISIONS From time to time the board or, if authorized by the board, the Chief Executive Officer may appoint one or more officers for any division, prescribe their powers and duties and settle their terms of employment and remuneration. The board or, if authorized by the board, the Chief Executive Officer may remove at its or his pleasure any officer so appointed, without prejudice to such officer's rights under any employment contract. Officers of divisions or their sub-units shall not, as such, be officers of the Corporation.

                                 SECTION TWELVE

                                    NOTICES

12.01 METHOD OF GIVING NOTICES Any notice (which term includes any communication or document) to be given (which term includes sent, delivered or served) pursuant to the provisions of the Act, the regulations thereunder, the Articles, the by-laws or otherwise to a shareholder, director, officer, auditor or member of a committee of the board shall be sufficiently given if delivered personally to the person to whom it is to be given or if delivered to his recorded address or if mailed to him at his recorded address by prepaid ordinary or air mail or if sent to him at his recorded address by any means of prepaid transmitted or recorded communication. A notice so delivered shall be deemed to have been given when it is delivered personally or to the recorded address as aforesaid; a notice so mailed shall be deemed to have been given when deposited in a post office or public letter box; and a notice so sent by any means of transmitted or recorded communication shall be deemed to have been given when dispatched or delivered to the appropriate communication company or agency or its representative for dispatch. The secretary may change or cause to be changed the recorded address of any shareholder, director, officer, auditor or member of a committee of the board in accordance with any information believed by him to be reliable.

12.02 NOTICE TO JOINT SHAREHOLDERS If two or more persons are registered as joint holders of any share, any notice shall be addressed to all of such joint holders but notice to one of such persons shall be sufficient notice to all of them.

12.03 COMPUTATION OF TIME In computing the date when notice must be given under any provision requiring a specified number of days' notice of any meeting or other event, the date of giving the notice shall be excluded and the date of the meeting or other event shall be included.

12.04 UNDELIVERED NOTICES  If any notice given to a shareholder pursuant to section 12.01 is returned on three consecutive occasions because he cannot be found, the Corporation shall not be required to give any further notices to such shareholder until he informs the Corporation in writing of his new address.

12.05 OMISSIONS AND ERRORS The accidental omission to give any notice to any shareholder, director, officer, auditor or member of a committee of the board or the non-receipt of any notice by any such person or any error in any notice not affecting the substance thereof shall not invalidate any action taken at any meeting held pursuant to such notice or otherwise founded thereon.

12.06 PERSONS ENTITLED BY DEATH OR OPERATION OF LAW Every person who, by operation of law, transfer, death of a shareholder or any other means whatsoever, shall become entitled to any share, shall be bound by every notice in respect of such share which shall have been duly given to the shareholder from whom he derives his title to such share, prior to his name and address being entered on the securities register (whether such notice was given before or after the happening of the event upon which he became so entitled) and prior to his furnishing to the Corporation the proof of authority or evidence of his entitlement prescribed by the Act.

12.07 WAIVER OF NOTICE Any shareholder (or his duly appointed proxyholder), director, officer, auditor or member of a committee of the board may at any time waive any notice, or waive or abridge the time for any notice, required to be given to him under any provision of the Act, the regulations thereunder, the Articles, the by-laws or otherwise and such waiver or abridgement, whether given before or after the meeting or other event of which notice is required to be given, shall cure any default in the giving or in the time of such notice, as the case may be. Any such waiver or abridgement shall be in writing except a waiver of notice of a meeting of shareholders or of the board or of a committee of the board which may be given in any manner.
                            ------------------------

     The foregoing resolution and By-Law No. 1986-1 are hereby consented to and adopted by the signature of the sole Director of Repap Enterprises Corporation Inc., pursuant to Section 112(l) of the Canada Business Corporations Act.

ADOPTED this 22nd day of September, 1986.

                                George S. Petty

                       RESOLUTION OF THE SOLE SHAREHOLDER

     The foregoing resolution and the foregoing By-Law No. 1986-1 of Repap Enterprises Corporation Inc. (the "Corporation"), approved by the sole director of the Corporation are hereby approved and ratified by the sole shareholder of the Corporation pursuant to Section 136(l) of the Canada Business Corporations Act.

ADOPTED this 22nd day of September, 1986.

REPAP INTERNATIONAL INC.

                       REPAP ENTERPRISES CORPORATION INC.

                               BY-LAW NO. 1986-2

     A By-law respecting the borrowing of money, the issuing of securities and the securing of liabilities.

     BE IT ENACTED as a by-law of the Corporation as follows:

1.     THAT the Directors of the Company may from time to time:

      (a) borrow money upon the credit of the Company by obtaining loans or advances or by way of overdraft or otherwise;

      (b) issue, sell or pledge securities of the Company including bonds, debentures, debenture stock, for such sums on such terms and at such prices as they may deem expedient;

      (c) assign, transfer, convey, hypothecate, mortgage, pledge, charge or give security in any manner upon all or any of the real or personal, moveable or immoveable property, rights, powers, choses in action, or other assets, present or future, of the Company to secure any such securities or other securities of the Company or any money borrowed or to be borrowed or any obligations or liabilities as aforesaid or otherwise of the Company heretofore, now or hereafter made or incurred directly or indirectly or otherwise; and

      (d) without in any way limiting the powers herein conferred upon the Directors, give security or promises to give security, agreements, documents and instruments in any manner or form under the Bank Act or otherwise to secure any money borrowed or to be borrowed or any obligations or liabilities as aforesaid or otherwise of the Company heretofore, now or hereafter made or incurred directly or indirectly or otherwise.

2. THAT any or all of the foregoing powers may from time to time be delegated by the Directors to any one or more of the directors or officers of the Company.

3. THAT this By-law shall remain in force and be binding upon the Company as regards any person acting on the faith thereof until such person has received written notification from the company that this By-law has been repealed or replaced.

4. The Customer expressly requires that this document and all documents accessory thereto be drawn up in English and the Bank, because of the Customer's requirement and by making such documents available to the Customer in the English language, expresses the same requirement.

     The foregoing By-Law no. 1986-2 was passed by a resolution of the directors, at a meeting held on October 14, 1986 and confirmed by the shareholders at a meeting held on May 28, 1987.

REPAP Enterprises Corporation Inc.

BY-LAW no. 1986-2

                     CORPORATION DES ENTERPRISES REPAP INC.
                       REPAP ENTERPRISES CORPORATION INC.

     WHEREAS By-Law No. 1986-1 of Repap Enterprises Corporation Inc. (the "Corporation") is a by-law relating to the transaction of the business and affairs of the Corporation and is to the date hereof in full force and effect and unamended (the "General By-Law");

     WHEREAS Section Six of the General By-Law, entitled "Officers" deals generally with the appointment, powers and duties of the officers of the Corporation;

     WHEREAS the board of directors of the Corporation wish to create the office of "Vice-Chairman of the Board" and that no such office is presently provided for at Section Six of the General By-Law;

     WHEREAS it is in the interest of the Corporation to amend Section Six of the General By-Law in order to create the office of Vice-Chairman of the Board and to proceed with certain other consequential amendments;

     and

     WHEREAS it is in the interest of the Corporation for the General By-Law to be amended to provide for the restatement of by-laws from time to time.

RESOLVED:

     THAT By-Law No. 1987-1 amending By-Law 1986-1 relating to the transaction of the business and affairs of Repap Fnterprises Corporation Inc. ("By-Law No. 1987-1") be and it is hereby enacted as follows;

                               BY-LAW NO. 1987-1

A By-Law amending By-Law No. 1986-1 relating to the business and affairs of Repap Enterprises Corporation Inc.

                                  SECTION ONE

INTERPRETATION

1.01 DEFINITIONS in this By-Law No. 1987-1 of the Corporation, unless the context otherwise requires, terms and expressions used herein shall have the same meanings ascribed thereto in Section One of By-Laws No. 1986-1 relating to the business and affairs of Repap Enterprises Corporation Inc. ("By-Law No. 1986-1)

                                  SECTION TWO

AMENDMENT OF BY-LAW NO. 1986-1

2.01 OFFICE OF VICE-CHAIRMAN OF THE BOARD Section Six of By-Law No. 1986-1 is amended by inserting immediately after the existing subsection 6.02 thereof the following:

      "6.03 VICE-CHAIRMAN OF THE BOARD The board may from time to time appoint a Vice-Chairman of the Board who shall be a director. If appointed, the board may assign to him any of the powers and duties that are by any provisions of this by-law assigned to the managing director or to the president, and he shall, subject to the provisions of the Act, have such other powers and duties as the board may specify. During the absence or disability of the Vice-Chairman of the Board, his duties shall be performed and his powers exercised by the managing director, if any, or by the president or by any person designated at that time by the board."

2.02 CONSEQUENTIAL AMENDMENTS (a) Subsection 6.01 of By-Law NO. 1986-1 is amended by inserting immediately after the word "appoint" in the first sentence thereof by the following: "a Chairman of the Board, a Vice-Chairman of the Board"; (b) subsection 6.02 of By-Law No. 1986-1 is amended by deleting the word "also" in the first sentence thereof; and (c) subsection 6.02 of By-Law No. 1986-1 is amended by deleting the last sentence thereof and by Substituting therefor the following: "During the absence or disability of the Chairman of the Board, his duties shall be performed and his powers exercised by the Vice-Chairman of the Board."

2.03 ADDITIONAL CONSEQUENTIAL AMENDMENTS Section Six of ByLaw No. 1986-1 is amended by substituting:

      (a)   "6.02 and 6.04" at subsection 6.01 thereof by "6.02, 6.03 and 6.05";

      (b)   "6.03" at subsection 6.03 thereof by "6.04";

      (c)   "6.04" at subsection 6.03 thereof by "6.05";

      (d)   "6.04" at subsection 6.04 thereof by "6.05";

      (e)   "6.05" at subsection 6.05 thereof by "6.06";

      (f)    "6.06" at subsection 6.06 thereof by "6.07";

      (g)   "6.07" at subsection 6.07 thereof by "6.08";

      (h)   "6.08" at subsection 6.08 thereof by "6.09";

      (i)    "6.09" at subsection 6.09 thereof by "6.10";

      (j)    "6.1 0" at subsection 6.10 thereof by "6.11";

      (k)   "6.1 1 "at subsection 6.11 thereof by "6.12";

      (l)    "6.1 2" at subsection 6.12 thereof by "6.13";

      (m)  "6.1 3" at subsection 6.13 thereof by "6.14";

      (n)   "6.1 4" at subsection 6.14 thereof by "6.15";

      (o)   "6.1 5" at subsection 6.15 thereof by "6.16".

                                 SECTION THREE

RESTATEMENT OF BY-LAWS

13.01 RESTATEMENT By-Law No. 1986-1 is amended by inserting immediately after the existing Section Twelve thereof the following:

                                SECTION THIRTEEN

RESTATEMENT OF BY-LAWS

13.02 RESTATEMENT OF BY-LAWS The Secretary of the Corporation may restate by-laws of the Corporation in order to reflect amendments thereto which may from time to time be made, and any such restatement shall, upon compliance with subsection 13.02 hereof, constitute the by-law of the Corporation to which it relates.

13.02 MANNER OF RESTATEMENT The restatement of by-laws of the Corporation shall be made in the following manner by the Secretary of the Corporation:

      (a) there shall be inserted at the end of any subsection of restated by-laws which have at any time been amended, a statement in respect of such amendment in substantially the following form: "(as amended by By-Law No. [number of by-law]";

      (b) the Secretary of the Corporation shall sign a certificate at the end of any restated by-laws in substantially the following form: "The restated by-laws set out above correctly set out, without substantive change, the corresponding provisions of By-Law No. [number of by-law], as amended by By-Law [number of by-law]"; and

      (c) a copy of any restated by-laws, as signed by the Secretary of the Corporation, shall be kept in the books of the Corporation."

13.03 CONSEQUENTIAL AMENDMENT By-Law No. 1986-1 is amended by deleting the words "EFFECTIVE DATE" under the heading "CONTENTS" at the beginning thereof and by substituting thereof the following: RESTATEMENT OF BY-LAWS".

                                  SECTION FOUR

EFFECTIVE DATE AND CONFIRMATION

4.01 EFFECTIVE DATE This By-Law No. 1987-1 is effective from the date of its adoption by the board, subject to its confirmation as described in subsection
4.02 hereof.

4.02 CONFIRMATION In accordance with and subject to the provisions of section 98 of the Act, By-Law No. 1987-1 shall be in effect until it is confirmed, continued as amended or rejected by the shareholders of the Corporation at the next general meeting thereof and if continued or confirmed as amended thereat, shall continue in the form in which it was so confirmed.

     The foregoing By-Law No. 1987-1 was passed by a resolution of the directors, at a meeting held on December 21, 1987 and confirmed by the shareholders at a meeting held on May 11, 1988.

George S. Petty                                   Terry W. McBride
Chairman and Chief Executive                      Vice President and
Officer                                           General Counsel, Secretary

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